UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA 02072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01          Other Events.

On August 7, 2023, Collegium Pharmaceutical, Inc. (“Collegium” or the “Company”) announced the execution of an accelerated share repurchase agreement (the “ASR Agreement”) with Jefferies LLC to repurchase $50 million of the Company’s common stock. The ASR Agreement was undertaken as part of the $100 million share repurchase program authorized by its Board of Directors in January 2023.

Under terms of the ASR Agreement, the Company will pay $50 million to Jefferies LLC and will receive an initial delivery of approximately 1.7 million shares, based on the $23.49 closing stock price of Collegium’s common stock on August 4, 2023, representing approximately 80% of the total shares the Company expects to repurchase under the ASR Agreement. The final number of shares repurchased will be based on the volume-weighted average prices of Collegium’s common stock during the term of the ASR Agreement and subject to adjustments related to the terms and conditions of the ASR Agreement. The final settlement of the ASR Agreement is expected to be completed in the fourth quarter of 2023. As of June 30, 2023, Collegium had approximately 34.7 million shares outstanding.

Forward-Looking Statements

To the extent that the information in this Current Report on Form 8-K are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this Form 8-K include, among others, statements about the share repurchase program, the transactions under the ASR and the expected completion date of the ASR. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: developments or changes in the securities markets and fluctuations in the trading volume and market price of the Company's common stock and other risks described under the heading "Risk Factors" in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this Form 8-K speak only as of the date of this Form 8-K. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2023	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
Name: Colleen Tupper
Title: Executive Vice President and Chief Financial Officer